Exhibit 107

Calculation of Filing Fee Table

Form S-3

(Form Type)

Ameriprise Financial, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title(1)	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	Debt	Senior Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to be Paid	Debt	Subordinated Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to be Paid	Debt	Junior Subordinated Debt Securities	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to be Paid	Equity	Preferred Stock, par value $.01 per share	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to be Paid	Equity	Depositary Shares	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to be Paid	Equity	Common Stock, par value $.01 per share	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to be Paid	Other	Warrants	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to be Paid	Other	Purchase Contracts	Rule 456(b) and Rule 457(r)	(2)	(2)	(2)	(3)	(3)
Fees to be Paid	Other	Units	—	—	—	—		—
Carry Forward Securities
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
	Total Offering Amount					(2)		(3)
	Total Fees Previously Paid							—
	Total Fee Offsets							—
	Net Fee Due							$0

(1)	Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2)	An indeterminate aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at indeterminate prices. This registration statement also covers registered securities that may be reoffered and resold on an ongoing basis after their initial sale in market-making transactions by subsidiaries of Ameriprise Financial, Inc. consisting of (i) an indeterminate amount of securities that are initially being registered, and will initially be offered and sold, under this registration statement and (ii) an indeterminate amount of securities initially offered and sold under prior registration statements. All market-making transactions with respect to securities that are made pursuant to a prospectus supplement relating to, and after the effectiveness of, this registration statement are being made pursuant to the base prospectus contained in this registration statement. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities or that are issued in units or represented by depositary shares.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act, the Registrant is deferring payment of all of the registration fees. Any additional registration fees will be paid subsequently on a pay-as-you-go basis. Rule 457(r) provides that the table does not need to specify the information as to the amount to be registered, the proposed maximum aggregate offering price, or the amount of registration fees for any class of security listed, and that the registration fees shall be subsequently calculated based on the applicable fee payment rates in effect on the date of the payment of the fees. Pursuant to Rule 457(q) under the Securities Act, no separate registration fee is required for the registration of the indeterminate amount of securities to be offered solely for market-making purposes by subsidiaries of Ameriprise Financial, Inc.
(4)	Each depositary share will be issued under a deposit agreement and will be evidenced by a depositary receipt. In the event Ameriprise Financial, Inc. elects to offer to the public fractional interests in shares of the preferred stock or other securities registered hereunder, depositary receipts will be distributed to those persons purchasing such fractional interests and shares of preferred stock or other securities will be issued to the depositary under the deposit agreement. No separate consideration will be received for the depositary shares.